Exhibit 10.101

CONSTRUCTION LOAN AGREEMENT

between

FRISCO SQUARE F1-1, LTD.

and

COMPASS BANK

Lender

EFFECTIVE DATE: March 8, 2007

CONSTRUCTION LOAN AGREEMENT

THIS AGREEMENT is made to be effective March 8, 2007, by and between FRISCO SQUARE F1-1, LTD., a Texas limited partnership (“Borrower”), and COMPASS BANK (“Lender”). In consideration of the mutual promises contained in this Agreement and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

ARTICLE 1     DEFINITIONS

As used in this Agreement, the following terms shall have the meanings shown:

1.1                 “Additional Funding Conditions” is defined in Section 6.9.

1.2                 “Architect” means the architect(s) who prepare any of the Plans and Specifications for the construction of the Improvements.

1.3                 “Borrower’s Deposit” is defined in Section 6.5(b).

1.4                 “Borrower’s Equity” means funds in the amount of $2,222,109.00, which is to be applied to the payment of the acquisition cost of the Land in the amount of $705,600.00 and other Project Costs in accordance with the Project Budget.

1.5                 “Borrower’s General Partner” means Fairways FS Fl-1, LLC, a Texas limited liability company.

1.6                 “Change in Control” means the occurrence of any one or more of the following: (i) Borrower’s General Partner shall cease to own, directly, all of the general partner interest of Borrower; or (ii) Guarantors shall cease to own, directly, all of the membership interests of Borrower’s General Partner.

1.7                 “Commencement Deadline” means the date that is forty five (45) days after the date of this Agreement.

1.8                 “Completion Deadline” means the date that is nine (9) months after the date of this Agreement.

1.9                 “Construction Contract” means the agreement between Borrower and Contractor providing for the furnishing of labor or materials to be used in the construction or installation of the Improvements, including all additions, changes and other amendments thereto.

1.10           “Construction Documents” is defined in Section 4.7.

1.11           “Contractor” means HCBeck Ltd., or such other party or parties who, with the prior written approval of Lender, enters into a Construction Contract with Borrower.

1.12           “Debt” means all indebtedness outstanding from time to time under the Note and the other Loan Documents.

1.13           “Debt Coverage Ratio” means a fraction, the numerator of which is the Net Operating Income from the Project for the applicable three (3) month period, and the denominator of which is an amount equal to Debt Service for such three (3) month period.

1.14           “Debt Service” means the hypothetical monthly installment of principal and interest for each month in the three (3) month period in question (determined as of the beginning of the first such month) that would be payable on the outstanding principal balance of the Loan, assuming an interest rate equal to the greater of (i) seven percent (7%) per annum, or (ii) the Treasury Note Rate plus two percent (2%) per annum, and which monthly payments would fully amortize the outstanding principal balance of the Loan, over a twenty five (25) year period.

1.15           “Deed of Trust” means the Deed of Trust, Security Agreement, Fixture Filing and Assignment Leases and Rents of even date herewith, conveying the Premises to Lee Q. Vardaman, Trustee to secure the payment of the Note.

1.16           “Default” means the occurrence of an event or the existence of any circumstance which, with the passage of time or the giving of notice or both, would constitute an Event of Default under this Agreement or any other Loan Document.

1.17           “Engineer” means (i) Millett Engineering; and (ii) JJA.

1.18           “Extension Period” means a period of twelve (12) months, commencing on the first day after the Maturity Date.

1.19           “Frisco” means Frisco Square Land, Ltd., a Texas limited partnership.

1.20           “Frisco Square Property” means the Land and the property in the general vicinity of the Land which is a part of the planned development district PD-153 in the City of Frisco, Texas.

1.21           “Funding Limit” means $1,000,000.00.

1.22           “Good Accounting Practice” means such accounting practice as, in the opinion of independent accountants of recognized national standing regularly retained by Borrower or Guarantor (as the case may be) and acceptable to and approved by

Lender, conforms at the time to generally accepted accounting principles, consistently applied. Generally accepted accounting principles means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) applied after the date of Borrower’s or Guarantor’s (as the case may be) most recent financial statements furnished to Lender in a manner consistent with the manner in which such principles and practices were applied to such statements, and (c) consistently applied for all periods after the date of such most recent financial statements so as to reflect properly the financial condition, and results of operations and changes in financial position, of Borrower or Guarantor. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as a generally accepted accounting principle, all reports and financial statements required hereunder may be prepared in accordance with such change only after written notice of such change is given to Lender.

1.23           “Governmental Authority” means the United States, the State, the county, the city, and any other political subdivision in which the Land is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over Borrower, Guarantor or the Premises.

1.24           “Governmental Requirements”. All laws, ordinances, statutes, codes, rules, regulations, orders and decrees of any Governmental Authority applicable to Borrower, Guarantor or the Premises.

1.25           “Guaranty” means the Guaranty of even date herewith made by James C. Leslie, Cathy R. Sweeney, A. Brant Bryan and David F. Stringfield (each and collectively, according to the context, “Guarantor”) unconditionally guaranteeing the payment of the Note and the performance by Borrower of its obligations under the Deed of Trust, this Agreement and the other Loan Documents.

1.26           “Improvements” means the improvements to be constructed on the Land in accordance with the Plans and Specifications, as provided in and contemplated by this Agreement.

1.27           “Initial Advance” means the first amount of the Loan funded by Lender.

1.28           “Initial Appraisal” is defined in Section 7.1(1).

1.29           “Inspecting Architect” means any architect, engineer or other representative of Lender designated to inspect the construction of the Improvements on behalf of Lender.

1.30           “Interest Reserve Account” is defined in Section 6.6.

1.31           “Land” means the real property described in Exhibit A attached hereto.

1.32           “Loan” is defined in Section 2.

1.33           “Loan Documents” means this Agreement, the Note, the Deed of Trust and all other documents executed or accepted by Lender as security for or in connection with the Loan or any other Debt; the Guaranty; the Borrower’s Certificate dated of even date with the Note executed by Borrower setting forth certain facts relating to the Premises, the Borrower and the Loan; the No Oral Agreements dated of even date with the Note executed by Borrower and Lender pursuant to Subsection 26.02 of the Texas Business and Commerce Code; the Collateral Assignment of Contracts and Plans and Other Agreements required by Section 7.1(h); the Contractor/Lender Agreement executed by Contractor as required by Section 7.1(j); and the Design Professional/Lender Agreement executed by the Architect as required by Section 7.1(k).

1.34           “Loan-To-Cost Ratio means the ratio of (i) the amount of the Loan to (ii) the total Project Costs for the construction and development of the Project.

1.35           “Loan-To-Value Ratio means the ratio of (i) the amount of the Loan to (ii) the fair market value of the Premises, as determined by Lender based on the most recent of the Initial Appraisal obtained by Lender or other appraisal of the Premises as obtained by Lender pursuant to Section 4.22 or Section 9.l(h) below.

1.36           “Management Agreement” means the written agreement between Borrower and Manager pursuant to which Manager shall manage the Project and which shall be subject to the prior approval of Lender.

1.37           “Manager” means Frisco Square Development, Ltd., a Texas limited partnership, and any successor manager of the Project approved by Lender in writing.

1.38           “Maturity Date” means March 8, 2009.

1.39           “Mortgagee Title Policy” is defined in Section 4.1.

1.40           “Net Operating Income” means the gross income actually received by Borrower from the operation of the Project for the preceding three (3) month period on an annualized basis, less expenses actually incurred and/or paid by Borrower in connection with the operation and maintenance of the Project (including accruals for taxes and insurance and reasonable reserves for structural repairs and replacements) during such three (3) month period, on an annualized basis, computed without regard to depreciation or debt service, but otherwise in accordance with Good Accounting Practice, provided, however, such expenses not to be less than the expenses used in the Initial Appraisal or any appraisal obtained by Lender as a condition to an extension of the Maturity Date as provided in Section 9.1(h).

1.41           “Note” means the promissory note of even date herewith payable to the order of Lender in the stated principal amount of EIGHT MILLION EIGHT HUNDRED EIGHT-NINE THOUSAND AND NO/100 DOLLARS ($8,889,000.00), executed by Borrower to evidence the Loan.

1.42           “Parking Garage” is defined in Section 6.8.

1.43           “Parking Agreement” is defined in Section 6.8.

1.44           “Parking Land” is defined in Section 6.8.

1.45           “Plans and Specifications” means the plans and specifications prepared by the Architect and any Engineer for the construction of the Improvements, as listed in the Collateral Assignment of Contracts and Plans and Other Agreements required by Section 7.1(h), and all additions, changes and other amendments thereto.

1.46           “Premises” means the Land and the Improvements.

1.47           “Project” means a Class A four story office/retail building containing approximately 62,487 square feet of space to be constructed upon the Land, with 14,906 rentable square feet of ground floor retail space and 47,581 rentable square feet of office space.

1.48           “Project Budget” is defined in Section 4.6.

1.49           “Project Costs” is defined in Section 4.6.

1.50           “Project Revenues” is defined in Section 4.6.

1.51           “Request for Advance” is defined in Section 6.1(a).

1.52           “Required Lease” means that certain lease agreement dated May 18, 2006 by and between Frisco Square Bl-7, Fl-10, Ltd., as landlord (as assigned to Borrower), and Frisco’s LP, d/b/a Mattito’s Tex-Mex Cocina, as tenant, covering approximately 8,474 rentable square feet of the retail space in the Premises.

1.53           “SNDA” is defined in Section 4.25(c).

1.54           “Title Company” means Chicago Title Insurance Company, or other title insurance company acceptable to Lender in its sole and absolute discretion.

1.55           “Treasury Note Rate” means the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable business day, in Federal Reserve statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to ten (10) years. Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between reported yields.

ARTICLE 2     THE LOAN

Subject to and upon the terms and conditions of this Agreement and the other Loan Documents, and relying on the representations and warranties made to Lender in this Agreement and the other Loan Documents, Lender agrees to make a loan (the “Loan”) in the principal amount of EIGHT MILLION EIGHT HUNDRED EIGHTY-NINE THOUSAND AND NO/100 DOLLARS ($8,889,000.00), or so much thereof as is advanced pursuant to this Agreement, secured by a lien on the Premises, for the acquisition of the Land and for the construction of the Improvements to the Land. Borrower agrees to borrow and take down the Loan, subject to and upon the terms and conditions of this Agreement and the other Loan Documents. All proceeds of the Loan shall be advanced against the Note as provided in Article 6 hereof and shall be used by Borrower to pay for Project Costs incurred within the constraints of the Project Budget. The principal amount actually owing on the Note from time to time shall be the aggregate of all advances of Loan proceeds theretofore made by the Lender against the Note (including advances made to pay interest accrued on the Note) less all payments theretofore made on the principal of the Note.

ARTICLE 3     REPRESENTATIONS AND WARRANTIES OF BORROWER

Reference is made to the representations and warranties of Borrower in the Deed of Trust and the other Loan Documents, and without limiting such warranties and representations Borrower hereby further represents and warrants to and covenants with Lender that:

3.1       Availability of Utilities.  All utility and municipal services necessary for the proper operation of the Improvements for their intended purpose are available at the Premises, including water supply, storm and sanitary sewer facilities, gas, electricity and telephone facilities, or will be available at the Premises when constructed or installed as part of the Improvements, and written permission has been or will be obtained from the applicable utility companies or municipalities to connect the Improvements into each of the services. If Borrower has not already done so, Borrower shall supply evidence of such permission satisfactory to Lender. All of such utility and municipal services will comply with all Governmental Requirements.

3.2       Roads.  All roads necessary for the full utilization of the Improvements for their intended purposes have been completed or the necessary rights-of-way therefor have either been acquired by the appropriate governmental authorities or have been dedicated to the public use and accepted by such Governmental Authority, and all necessary steps have been taken by Borrower and any such Governmental Authority to assure the complete construction and installation thereof.

3.3       Building Permits.  All zoning, utility, building, health and operating permits required for the construction and operation of the Improvements have been obtained or will be obtained prior to time required by any applicable Governmental Authority with respect to the construction of the Improvements. Borrower shall deliver copies of such permits to Lender if Borrower has not already done so.

3.4       Compliance with Laws and Restrictions.  Borrower has examined, is familiar with, and is able to comply with all conditions, covenants, restrictions, easements, reservations, rights, or rights-of-way, laws, ordinances, and all applicable administrative rules and regulations of any Governmental Authority affecting the Premises, compliance with which is necessary for completion of the Improvements in substantial conformance with the Plans and Specifications or for issuance of a certificate of occupancy for the Improvements. When the Improvements are complete, design and as-built conditions of the Premises will be such that no drainage or surface or other water will drain across or rest upon either the Premises or land of others in any manner that could render the owner of the Premises liable for damages to an owner of other land.

3.5       Construction Contract.  Borrower has entered into no contracts or agreements with third parties (either written or oral) providing for the furnishing of labor or materials to be used in the construction or installation of the Improvements, other than a Construction Contract with Contractor and contracts with the Architect which are covered by Loan Documents required by Sections 7.1(h) through 7.1(k) below. Nor will Borrower enter into any such contracts or agreements in the future, other than with respect to tenant improvements, except in such form and upon such terms as shall be approved in advance and in writing by Lender.

3.6       No Prior Work.  No work or construction has been commenced on the Land and no materials have been delivered to the Land which could, in either case, result in the imposition of a mechanic’s or materialmen’s lien on the Premises prior to or on parity with the lien and security interest created by the Deed of Trust.

3.7       Sufficiency of Funds. Sufficient funds are available to Borrower in addition to proceeds of the Loan to pay all Project Costs. Upon request of Lender, Borrower shall demonstrate to Lender that such funds are available.

3.8       Brokerage Commissions.  Any brokerage commissions due in connection with the Loan contemplated hereby have been paid in full and any such commissions coming due in the future shall be promptly paid by Borrower. Borrower agrees to and shall indemnify Lender from any liability, claims or losses arising by reason of any such brokerage commissions. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

3.9       Pending Litigation.  Except for the lawsuit disclosed in Schedule 1 attached to this

Agreement (the “Existing Lawsuit”), there are no actions, suits or proceedings pending, or to the knowledge of Borrower or the Guarantor threatened, against or affecting Borrower or the Guarantor or the Premises, and there are no suits pending against or affecting Borrower or the Guarantor or the Premises which might result in any material adverse change in the financial condition, operations or prospects of Borrower or the Project or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, at law or in equity, or before or by any Governmental Authority, except actions, suits and proceedings which are fully covered by insurance or which, if adversely determined, would not substantially impair the ability of Borrower or Guarantor to perform each and every one of its obligations under and by virtue of the Loan Documents; and to the Borrower’s knowledge it is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority. The parties to the Existing Lawsuit have entered into a settlement agreement resolving all claims under the Existing Lawsuit, and the Existing Lawsuit has been or will be dismissed pursuant to such settlement agreement. There are no proceedings pending, or to the knowledge of Borrower or Guarantor, threatened, to acquire through the exercise of any power of condemnation, eminent domain, or similar proceeding any part of the Premises, the Improvements or any interest therein, or to enjoin or similarly prevent or restrict the use of the Premises or the operation of the Project thereon.

3.10     Violations of Governmental Requirements.  Borrower has no knowledge of any violations or notices of violations of any Governmental Requirements. The Project, when constructed, and its operations and the Premises will comply in all material respects with all covenants and restrictions of record and all Government Requirements, including, without limitation, the Americans with Disabilities Act and the regulations thereunder, and there are no waivers of any building codes currently contemplated for the Project.

3.11     Management Agreement.  Borrower shall provide a copy of the proposed Management Agreement to Lender for Lender’s prior written approval prior to Borrower entering into the same, which approval may be in the sole and absolute discretion of Lender.

ARTICLE 4     COVENANTS OF BORROWER

Reference is made to the covenants of Borrower in the Deed of Trust and the other Loan Documents, and without limiting such covenants Borrower hereby further covenants with Lender as follows:

4.1       Title Insurance.  Borrower shall furnish to Lender, at Borrower’s expense, a mortgagee title insurance policy (“Mortgagee Title Policy”) showing Lender as the insured thereunder, in the full amount of the Loan proceeds that may be advanced hereunder and in form and substance satisfactory to Lender. The Mortgagee Title Policy shall be written by the Title Company on behalf of an underwriter satisfactory to Lender and shall insure a valid first lien upon the Premises by virtue of the Deed of Trust, subject only to exceptions specifically approved in writing by Lender. If the underwriter issuing the Mortgagee Title Policy becomes insolvent or is placed in receivership or for any other reason such Policy becomes unenforceable, Borrower shall furnish Lender, at Borrower’s expense, another mortgagee title insurance policy in the amount and in substitution for the original Mortgagee Title Policy and meeting the above requirements.

4.2       Liability and Casualty Insurance.  Borrower shall obtain and maintain such insurance and evidence of insurance as Lender may reasonably require, including but not limited to the following:

(a)       Builder’s Risk Insurance - Builder’s completed value risk and such other hazard insurance as Lender may require against all risks of physical loss including collapse and transit coverage, with deductibles in such amount approved by Lender, with noncontributing mortgagee clauses and standard subrogation clauses and a mortgagee’s loss payable endorsement making loss payable to Lender, such insurance to be in such amounts covering the total value of work performed and equipment, supplies and materials furnished and in such form and by such companies as shall be approved by Lender, and the certificates of insurance evidencing such policies (together with appropriate endorsements thereto, evidence of payment of premiums thereon and written agreement by the insurer or insurers therein to give Lender thirty (30) days prior written notice of modification or intention to cancel) shall be promptly delivered to Lender; said insurance coverage to be kept in full force and effect at all times until the completion of construction of the Improvements.

(b)       Hazard Insurance - Upon completion of construction of the Improvements and before any portion of the Premises is occupied by Borrower or any tenant of Borrower, comprehensive “all risk” insurance (including, without limitation, riot and civil commotion, vandalism, malicious mischief, water, fire, burglary and theft) on the Improvements and in each case (A) in an amount equal to the greater of (x) 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, or (y) the amount of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements waiving all co-insurance provisions; (C) containing such available endorsements as reasonably required by Lender and (d) providing permanent coverage on an All Risk basis.

(c)       General Liability and Excess Liability Insurance - commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Premises, such insurance (A) to be on the so-called “occurrence” form with a combined single limit of not less than $1,000,000.00 and an aggregate coverage limit acceptable to Lender; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate in Lender’s reasonable determination; (C) to cover at least the following hazards: (1) premises and operations; (2) independent contractors; (3) blanket contractual liability for all written and oral contracts; and (4) contractual liability covering the indemnities contained in the Loan Documents to the extent the same is available; and (D) with a deductible acceptable to Lender. In addition, Borrower shall provide excess liability coverage of not less than $5,000,000, naming Lender as an additional insured.

(d)       Worker’s Compensation Insurance - workers’ compensation insurance, with an “All States” endorsement, subject to the statutory limits of the state in which the Premises is located, and employer’s liability insurance with limits acceptable to Lender.

(e)       Loss of Rents Insurance - upon completion of construction of the Improvements, business interruption or loss of rents insurance (A) with loss payable to Lender; (B) covering losses of income and rents derived from the Premises resulting from any risk or casualty whatsoever; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to 100% of the projected gross income from the Premises for a period of twelve (12) months. All insurance proceeds payable to Lender pursuant to this Subsection 4.2(e) shall be held by Lender and shall be applied to the obligations secured by the Deed of Trust from time to time due and payable under the Loan Documents; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the proceeds of such business income insurance.

(f)        Boiler and Machinery Insurance - if applicable, comprehensive boiler and machinery insurance (without exclusion for explosion), in amounts as shall be reasonably required by Lender and covering all boilers or other pressure vessels, machinery and equipment located at or about the Premises (including, without limitation, electrical equipment, sprinkler systems, heating and air conditioning equipment, refrigeration equipment and piping).

(g)                     Auto Liability Insurance - if applicable, automobile liability insurance, in an amount not less than $1,000,000, which insurance shall be written on an “occurrence” basis (as opposed to a “claims made” basis), and naming Lender as an additional insured.

(h)                     Flood Insurance - flood hazard insurance if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood hazard insurance in an amount equal to the lesser of (a) the outstanding principal balance of the Note, (b) the Full Replacement Cost, or (c) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended.

(i)                         Other Insurance - such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Premises located in or around the region in which the Premises is located, including, without limitation, earthquake insurance (in the event the Premises is located in an area with a high degree of seismic activity).

4.3                    General Insurance Requirements.

(i)                         All insurance policies shall be obtained under valid and enforceable policies, in such forms and in such amounts as set forth herein or as may from time to time be satisfactory to Lender, issued by insurance companies authorized to do business in the state in which the Premises is located and which have been approved by Lender and which have a rating of A:VIII or better by A.M. Best Co. in Best’s Rating Guide.

(ii)                      Borrower shall deliver to Lender certificates evidencing such insurance coverage on “Acord 25” form for liability insurance and “Acord 27” form for special cause of loss insurance and, if requested by Lender, copies of the policies evidencing such insurance. Borrower shall further deliver to Lender receipts evidencing the payment of all insurance premiums, and will deliver certificates evidencing renewals of all such policies of insurance to Lender at least fifteen (15) days before any such insurance shall expire. In addition, the insurance policies shall provide for a thirty (30) day cancellation notice to Lender.

(iii)                   Lender shall be named as mortgagee and loss payee on all casualty policies and as additional insured on all liability policies. The policy endorsement should read “Compass Bank: 1. mortgagee and loss payee or 2. additional insured (as applicable) and/or its assigns”. In the event of foreclosure of the Deed of Trust, or other transfer of title to the Premises in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to such policies then in force concerning the Premises, including any right to unearned premiums and all proceeds payable thereunder, shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

4.4                    Use of Insurance Proceeds.  In the event any of the Premises covered by such insurance is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower; (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Lender instead of to Borrower; and (iii) Lender shall have the right to apply the insurance proceeds as follows:

(a)                      first, to reimburse Lender for all costs and expenses, including reasonable attorney’s fees, incurred in connection with the collection of such proceeds; and

(b)                     second, the remainder of said proceeds shall be applied, at the sole discretion of Lender, in payment (without premium or penalty) of the Debt, either in whole or in part, in the order determined by Lender in its sole discretion, or to the repair, restoration or replacement, either partly or entirely, of the Premises so destroyed or damaged, provided that, any insurance proceeds held by Lender to be applied to the repair, restoration or replacement of the Premises shall be so held without payment or allowance of interest thereon and shall be paid out from time to time upon compliance by Borrower with such terms, conditions and requirements as may be imposed by Lender; provided, however, if (1) in the judgment of Lender, the restoration, repair and replacement of the Premises can be completed prior to the earlier of (x) the Maturity Date or (y) the date by which the Premises must be completely repaired and restored under the terms of the Required Lease, (2) no Event of Default or Default is then existing, (3) the insurance proceeds, together with any funds made available by Borrower, are sufficient to rebuild and restore the Premises to its condition existing immediately prior to such casualty, (4) the amount of the damage or loss is less than $1,000,000, (5) the Required Lease requires that Borrower use the insurance proceeds to repair, restore and rebuild the Premises, and (6) the tenant under the Required Lease does not have the right to terminate the Required Lease on account of such casualty (or if such tenant has the right to terminate the Required Lease on account of such casualty, such tenant has waived in writing to Lender such right and has confirmed to Lender that such tenant will continue to occupy the Premises under the remaining term of the Required Lease upon the completion of the repair, restoration and replacement of the Premises), then the proceeds received by Lender shall be made available to Borrower for the restoration, repair and replacement of the Premises in accordance with the terms and conditions to funding the loan proceeds set forth in this Agreement, as such restoration, repair and replacement work is performed by Borrower.

In any event the unpaid portion of the Debt shall remain in full force and effect and Borrower shall not be excused in the payment thereof. If any act or occurrence of any kind or nature (including any casualty on which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Premises, Borrower shall give immediate written notice thereof to Lender and, unless otherwise so instructed by Lender, shall promptly, at Borrower’s sole cost and expense and regardless of whether the insurance proceeds, if any, shall be sufficient for the purpose, restore, repair, replace and rebuild the Premises as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction in accordance with plans and specifications submitted to and approved by Lender.

4.5                    Collection of Insurance Proceeds.  Borrower shall cooperate with Lender in obtaining for Lender the benefits of any insurance or other proceeds lawfully or equitably payable to Lender in connection with the transactions contemplated hereby and the collection of any indebtedness or obligation of Borrower to Lender incurred in connection with the Loan (including the payment by Borrower of the expense of an independent appraisal on behalf of Lender in case of a fire or other casualty affecting the Premises).

4.6                    Project Budget and Application of Loan Proceeds.  Attached to this Agreement as Exhibit B is a “Project Budget” (herein so called) that includes all Project Costs (as defined below) as “uses of funds”, including a category for contingencies, and designates all “sources of funds”, including proceeds of the Loan, Project Revenues and Borrower’s Equity. “Project Costs” shall mean all costs incurred in connection with the acquisition of the Land and the construction, leasing and operation of the Improvements until maturity of the Loan, including without limitation interest expense. “Project Revenues” shall mean all receipts and revenues generated by or in connection with the Premises, including without limitation rents, interest income, insurance proceeds, condemnation awards and payments received from interest rate hedging or similar agreements. Borrower agrees to give Lender prompt written notice of any changes that should be made in the Project Budget to cause the same to accurately and realistically represent the amount and timing of the sources and uses of funds for the Premises. In addition, Lender may notify Borrower that, in Lender’s judgment, changes need to be made in the Project Budget. If, after consultation and consideration of the view of Borrower and supporting documentation, Borrower and Lender do not agree as to what modifications need to be made in the Project Budget, the determination of Lender shall govern. Borrower shall use the proceeds of the Loan solely for the purpose of paying for the Project Costs as set forth in the Project Budget and shall in no event use any of the Loan proceeds for any other purpose.

4.7                    Construction Documents.  If Borrower has not already done so, Borrower shall deliver to Lender a copy of the Construction Contract executed by Borrower and the Contractor, copies of any contracts executed by Borrower and the Architect or Engineer and executed copies of any other contracts by Borrower and architects or engineers. Borrower shall also furnish Lender with a complete list of all persons, firms or entities which the Contractor proposes to engage to furnish labor or materials in constructing the Improvements (other than in connection with tenant improvements under future leases) and shall furnish Lender with true copies of all written agreements (including contracts, subcontracts and purchase orders) therefor and the terms of all verbal agreements therefor. All such contracts shall be in form and content satisfactory to Lender. If, in the judgment of Lender, such contracts and subcontracts do not cover all of the work necessary for completion of construction of the Improvements (exclusive of tenant improvements under future leases), including the installation of such fixtures and equipment as are required for the operation of the Improvements and including all work required by any leases then in effect or to make any portion of the Improvements rentable (whether to be done and paid for by Borrower or by lessees under leases), Borrower shall obtain firm bids from responsible parties, or estimates and other information satisfactory to Lender, for the work not so covered, to enable Lender to ascertain the total estimated cost of all work done and to be done. The Construction Contract and other contracts, subcontracts, lists, agreements and terms of verbal agreements described in this Section are herein called the “Construction Documents”.

4.8                    Construction Contract.  Borrower shall not, without the prior written consent of Lender (i) default under the terms of the Construction Contract, (ii) waive any of the obligations of the Contractor thereunder, (iii) do anything which would relieve Contractor from its obligations to construct the Improvements according to the Plans and Specifications, and (iv) make any amendments to, or change orders with respect to, the Construction Contract or any other Construction Document.

4.9                    Construction Status Reports.  Borrower shall also submit to Lender from time to time, if requested by Lender, a status report concerning construction of the Improvements, containing such information as Lender may request, including but not limited to: the latest total projected cost of construction; a description of all contracts let or to be let by Borrower for the design, engineering, construction and equipping of the Improvements, setting forth the name or names of the contractor or contractors, the date of the contracts and of any supplements or amendments thereto, the scope of the work covered thereby, and the aggregate amounts payable to the contractors thereunder; and a statement whether such contract or contracts embrace all of the work required to be done and all of the material necessary for completion of construction, and, if not, setting forth sufficient information to enable Lender to determine the estimated cost of any work or materials not so covered.

4.10              Construction Schedule.  Borrower shall furnish a construction schedule to Lender showing the timing of construction of the Improvements with a breakdown by trade, if Borrower has not already done so.

4.11              Commencement and Completion of Construction.  Borrower shall not cause or permit the commencement of construction of the Improvements or delivery of materials to the Land until after the Deed of Trust has been filed for recording with the county clerk of the county where the Land is located and Borrower has obtained all requisite permits and approvals from Governmental Authorities and all approvals from any other entity required for construction of the Improvements. Borrower shall commence construction of the Improvements (such commencement to be evidenced by the completion of footings and foundations) no later than the Commencement Deadline. Borrower shall diligently pursue such construction to completion, supplying such moneys and performing such duties as is necessary to complete the construction of the Improvements (including any tenant improvements required by any leases then in effect but excluding future tenant improvements) pursuant to and in conformity with the Plans and Specifications, in accordance with good building practice and in full compliance with all terms and conditions of the Loan Documents. Borrower shall cause such completion to be accomplished on or before the Completion Deadline, without liens, claims or assessments (actual or contingent) asserted against the Premises for any material, labor or other items furnished in connection therewith, and in full compliance with all Governmental Requirements, including construction, use, building, zoning, health and environmental laws. Borrower shall provide to Lender upon request evidence of satisfactory compliance with all of the foregoing.

4.12              Evidence Regarding Commencement of Construction.  Borrower shall furnish Lender with evidence required by Lender, which may include but may not be limited to photographic evidence or an affidavit executed by the Inspecting Architect or by another person approved by Lender, that at the time and immediately after the recordation of the Deed of Trust there was no commencement of construction of improvements (as that term is defined in § 53.001(2) of the Texas Property Code) on the Land or delivery of materials (as that term is defined in § 53.001(4) of the Texas Property Code) to the Land, including without limitation the demolition or removal of any preexisting improvement, site work, clearing, grading, the drilling of test holes, the excavation for or the laying of the foundation of any building or structure and the delivery of any lumber or other building materials, equipment, tools or fuel, whether or not intended to be incorporated in the construction of improvements.

4.13              Affidavit of Commencement of Construction.  Borrower and Contractor shall jointly file an Affidavit of Commencement of construction using a form satisfactory to Lender with the county clerk of the county in which the Land is located not later than the thirtieth day after the date of actual commencement of construction of the Improvements or delivery of materials to the Land. Such affidavit shall contain the information required by § 53.124(c) of the Texas Property Code, shall not be filed prior to approval thereof in writing by Lender and shall be filed showing a date of commencement of construction which is after the filing of the Deed of Trust with the county clerk of the county where the Land is located.

4.14              Right of Lender to Inspect Premises.  Borrower shall permit Lender and its representatives and agents (including the Inspecting Architect) to enter upon the Premises and to inspect the Improvements and all materials to be used in the construction thereof and all books, records, contracts, statements, invoices, bills, plans and specifications, shop drawings, appraisals, title and other insurance, reports, lien waivers, initial surveys, footing or foundation surveys, architect’s certificates, and all other instruments and documents of any kind relating to the construction, leasing and operation of the Improvements; shall cooperate and cause the Architect, the Engineer and the Contractor to cooperate with Lender and its representatives and agents during such inspections and shall maintain all of the foregoing for such inspections; shall permit the photographing of any portions of the Premises or any materials thereon; and shall, if requested by Lender or its representatives or agents, move, remove or uncover such materials or portions of the Improvements as shall be reasonably necessary to fully and completely inspect the Premises; provided, however, nothing in this Agreement shall be construed to impose upon Lender any duty or obligation whatsoever to undertake such inspections, to correct any defects in the Improvements or to notify any person with respect thereto.

4.15              Correction of Defects.  Borrower shall promptly correct any structural or other significant defect in the Improvements or any departure from the Plans and Specifications not previously approved by Lender and any violation of any Governmental Requirements.

4.16              Off-Site Work.  To the extent required by the Plans and Specifications, Borrower shall promptly commence and complete any off-site improvements (including public streets, walks and like areas adjoining the Improvements) as required and provide any utilities and other facilities required, all in accordance with Governmental Requirements. Unless otherwise provided herein or in other Loan Documents, such off-site improvements shall be deemed part of the work of construction of the Improvements. Borrower expressly agrees to indemnify Lender and to hold Lender harmless against any claim of surety furnishing a bond for such work to the Governmental Authorities having jurisdiction, whether such claims be founded upon existing or future liability, and whether such liability be expressed or implied.

4.17              Storage of Materials.  Borrower shall cause all materials supplied for or intended to be used in the construction of the Improvements but not affixed to or incorporated into the Premises to be stored on the Premises or at another location approved by Lender in writing, with adequate safeguards to prevent loss, theft, damage or commingling with other materials not intended to be used in the construction of the Improvements.

4.18              Vouchers.  Borrower shall deliver to Lender, upon request, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or otherwise subject to the lien of the Deed of Trust.

4.19              Encroachments.  To assure Lender that encroachments will not reduce the value of the security provided for the Loan (i) the Improvements shall be constructed entirely on the Land; (ii) such construction will not encroach upon or overhang any easement or right-of-way upon the land of others; (iii) the Improvements when erected shall be wholly within building setback lines however established; (iv) until the Loan is discharged, no conveyances of any portion of or interest in the Premises will be made by Borrower which will cause any encroachment above, on, or under the surface of the Premises; and (v) upon request Borrower shall, from time to time, furnish satisfactory evidence of the foregoing to Lender.

4.20              Liens.  Borrower shall not install nor otherwise incorporate in the Improvements any materials, equipment or fixtures under any conditional sales agreements or security agreement whereby the right is reserved or accrued to anyone to remove or repossess any such items. Borrower shall not cause or permit any lien or claim for lien for any labor or material to be filed or to become valid or effective against the Premises; provided, however, that the existence of any unperfected and unrecorded mechanic’s lien shall not constitute a violation of this Section if payment is not yet due for the work giving rise to the lien. Notwithstanding the foregoing, Borrower may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted mechanic’s or materialmen’s lien and pending such contest Borrower shall not be deemed in default hereunder if Borrower provides Lender with security reasonably satisfactory to Lender (which may include, at Lender’s option, an indemnity bond complying with the requirements of Tex. Property Code §§ 53.171 et. seq.) and if Borrower promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs and interest thereon, promptly after such judgment; provided, however, that in any event each such contest shall be concluded and the lien, interest and costs shall be paid, bonded around or otherwise no later than thirty (30) days after the completion of construction of the Improvements or after the Completion Deadline, whichever occurs first.

4.21              Inspecting Architect.  Borrower shall cooperate with the Inspecting Architect and shall cause the Architect, the Engineer, the Contractor and the employees of each of them to cooperate with the Inspecting Architect and, upon request, shall furnish the Inspecting Architect whatever he may consider necessary or useful in connection with the performance of his duties including but not limited to permits, subcontracts, purchase orders, lien waivers and other documents relating to the construction of the Improvements. Borrower acknowledges that the duties of the Inspecting Architect run solely to Lender and that the Inspecting Architect shall have no obligations or responsibilities whatsoever to Borrower, the Architect, the Engineer, the Contractor or to any of their respective agents or employees.

4.22              Appraisals.

(a)                      On the date of this Agreement, (i) the Loan-To-Cost Ratio shall be less than or equal to eighty percent (80%), and (ii) the Loan-To-Value Ratio shall be less than or equal to seventy-five percent (75%), in each case as reflected by the Initial Appraisal.

(b)                     From time to time, if either an Event of Default has occurred hereunder or Lender is otherwise required to obtain a new appraisal of the Premises by a governmental authority or regulatory agency having jurisdiction over Lender, Borrower shall submit to Lender, within thirty (30) days following written request of Lender, an MAI appraisal of the Premises and the proposed Improvements by a licensed appraiser satisfactory to Lender, such appraisal to be in the form and amount satisfactory to Lender. In lieu of obtaining an appraisal from Borrower hereunder, Lender may itself obtain the appraisal and Borrower shall pay the cost thereof to Lender within thirty days following written request of Lender.

(c)                      If at any time after the date of this Agreement Lender obtains a new appraisal of the Premises pursuant to Section 4.22(b), and such appraisal reflects that either (i) the Loan-To-Cost Ratio exceeds eighty percent (80%), or (ii) the Loan-To-Value Ratio exceeds seventy-five percent (75%), Borrower shall make a mandatory prepayment of principal under the Note in an amount necessary to reduce the Loan-To-Cost Ratio to eighty percent (80%), and/or the Loan-To-Value Ratio to seventy-five percent (75%), as applicable, which payment shall be due within thirty (30) days after Lender delivers to Borrower a written request therefor.

4.23              Estoppel Certificate.  Borrower shall deliver to Lender, promptly after a request therefor by Lender, an Estoppel Certificate, duly acknowledged, stating the amount advanced to Borrower under this Agreement and the amounts due on the Note and whether any offsets or defenses exist under or against the Note.

4.24              Cooperation Regarding Financial Condition.  Borrower shall cooperate with Lender and its representatives to the end that Lender shall be fully apprised regarding the continuing financial condition of Borrower and, upon the request of Lender or any of its representatives, shall furnish Lender or such representatives such documents, instruments, financial statements or other information considered necessary or useful by Lender or its representatives in connection with the review and understanding of the financial condition of Borrower as it may exist from time to time.

4.25              Leases.

(a)                      Borrower shall deliver to Lender quarterly leasing reports and monthly rent rolls of all executed leases covering any part of the Premises. Borrower shall furnish to Lender for its approval as soon as possible after the date of this Agreement a lease schedule (hereinafter called the “Lease Schedule”) showing proposed rent (including escalations), term and other material provisions as requested by Lender, which Borrower intends to incorporate into leases of space within the Premises. Any modified Lease Schedule intended to be used by Borrower shall be similarly furnished to Lender. Prior to the execution of any lease covering the Premises or any part thereof, Borrower will obtain the prior written approval of the Lender of the form, rate and term of such lease; provided, however, that the prior written approval of Lender shall not be required for leases that (i) cover 3,000 or less square feet of rentable area, (ii) provide for rent of not less than (x) with respect to retail leases, $25 per square foot on a triple net basis, and (y) with respect to office leases, $23 per square foot plus electricity, (iii) provide for tenant improvements of not more than $20 per square foot for retail leases, or $22 per square foot for office leases and (iv) are on arm’s length market terms and conditions with third parties unrelated to Borrower or Guarantor, and on substantially the lease form for the Premises approved by Lender.

(b)                     Borrower has delivered true, correct and complete copies of all leases affecting any portion of the Premises as of the date of this Agreement and Borrower shall promptly deliver to Lender copies of all leases hereafter executed covering any part of the Premises.

(c)                      Borrower shall obtain and deliver to Lender subordination, non-disturbance and attornment agreements (each a “SNDA”) in form acceptable to Lender for each lease covering 3,000 square feet or more of rentable area.

4.26              Additional Expenditures by Lender.  Borrower agrees that all sums paid or expended by Lender under the terms of this Agreement in excess of the amount of the Loan shall be considered to be an additional loan to Borrower and the repayment thereof, together with interest thereon at the rate of interest payable on matured but unpaid principal of or interest on the Note, shall be secured by the Deed of Trust and the other Loan Documents and shall be immediately due and payable without notice, and Borrower agrees to pay such sum upon demand. Nothing contained herein, however, shall obligate Lender to make such advances.

4.27              Expenses and Approval of Documents.  Without limiting Borrower’s obligations under the Deed of Trust for costs and expenses incurred by Lender in connection with the Loan, Borrower shall pay all costs of closing the Loan and all expenses of Lender with respect thereto, including but not limited to, legal fees (including legal fees incurred by Lender subsequent to the closing of the Loan but incurred in connection with the disbursement, administration or collection of the Loan), title insurance premiums and other charges of the title company issuing the Mortgagee Title Policy, appraisal fees, consulting architect fees, consulting inspection fees, advances, recording expenses, surveys, intangible taxes, expenses of foreclosure (including attorneys’ fees) and similar items, and shall allow all closing papers, Loan Documents and other legal matters to be subject to the approval of Lender’s attorneys.

4.28              Sign Regarding Construction Financing.  Borrower shall include on any sign erected at or near the Premises setting forth the names of the Contractor or any subcontractors of the construction of the Improvements a statement in conspicuous lettering that construction financing is being provided by Lender, all to the reasonable satisfaction of Lender. If such sign is not erected, Borrower shall, upon request by Lender, erect and maintain on a suitable site on the Premises a sign indicating that construction financing is being provided by Lender, all to the reasonable satisfaction of Lender.

4.29              Further Assurances.  Borrower shall do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement as Lender shall reasonably require from time to time.

4.30              Debt Coverage Ratio.  Borrower shall provide whatever information is requested by Lender to enable Lender to verify on a quarterly basis the Debt Coverage Ratio of the Project commencing after tenants have begun taking occupancy of the Premises.

4.31              Indemnity of Lender.  Borrower shall indemnify and hold harmless Lender (for purposes of this subsection, the term “Lender” shall include the directors, officers, employees and agents of Lender and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Lender) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorney’s fees) which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Premises through any cause whatsoever or asserted against them on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Premises or with this Agreement or any other Loan Document. WITHOUT LIMITATION, IT IS THE INTENTION OF BORROWER AND BORROWER AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEY’S FEES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO ANY INDEMNIFIED PARTY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. The foregoing indemnities shall survive the termination of this

Agreement, the foreclosure of the Deed of Trust or conveyance in lieu of foreclosure and the repayment of the Loan and the discharge and release of the Loan Documents. Any amount to be paid hereunder shall be subject to and governed by the provisions of Section 4.32 hereof.

4.32              Failure to Perform.  If Borrower fails to perform any act or to take any action or to pay any amount provided to be paid by it under the provisions of any of the covenants and agreements contained in this Agreement or any other Loan Document, Lender may but shall not be obligated to perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Lender and any money so paid by Lender shall be an advance against the Note and shall bear interest from the date of making such payment until paid at the rate of interest payable on matured but unpaid principal of or interest on the Note and shall be part of the Debt secured by the Deed of Trust, and Lender upon making any such payment shall be subrogated to all rights of the person, corporation or body politic receiving such payment.

4.33              Financial and Other Information.  Borrower agrees to deliver to Lender, during the term of the Loans and until the Loans have been fully paid and satisfied, the following statements and reports:

(a)                      As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, annual financial statements and all notes thereto, including a balance sheet and statements of income, retained earnings and cash flows for such fiscal year and the immediately preceding fiscal year in comparative form, all prepared in conformity with Good Accounting Practice applied on a basis consistent with that of the preceding fiscal year, and without expressing any doubt as to such Borrower’s ability to continue as a going concern, and accompanied by a report and opinion of independent certified public accountants reasonably satisfactory to Lender stating that such accountants have conducted audits of such financial statements in accordance with generally accepted auditing standards and that, in their opinion, such financial statements present fairly, in all material respects, Borrower’s financial cash flow for the period they cover in conformity with Good Accounting Practice.

(b)                     As soon as available and in any event within ninety (90) days after the date that is one (1) year after the prior such annual financial statement furnished to Lender, annual financial statements for each of the Guarantors, including statements of assets and liabilities and cash flow.

(c)                      As soon as available and in any event within forty five (45) days after the end of each of the first three quarters of each fiscal year of Borrower, Borrower’s unaudited financial statements, including Borrower’s balance sheet as at the close of such quarter, Borrower’s income statement and a statement of Borrower’s cash flow for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, each setting forth in comparative form the corresponding figures for the same quarter of the preceding fiscal year and prepared in accordance with Good Accounting Practice applied on a basis consistent with that of the preceding fiscal year, and certified by an appropriate officer of Borrower.

(d)                     Within ten (10) days of such returns being filed with the Internal Revenue Service or applicable state authority, copies of Borrower’s and Guarantor’s state and federal tax returns.

(e)                      Within ten (10) days of such documents being filed with the Internal Revenue Service or applicable state authority, copies of extension requests or similar documents with respect to Borrower’s or Guarantor’s federal or state income tax filings.

(f)                        Within thirty (30) days after the end of each calendar quarter, certificates of compliance executed by an authorized agent of Borrower and certifying to Lender that each and every representation and warranty in this Agreement and the other Loan Documents continues to be accurate in all material respects as of the date of such certificates and that all covenants contained in this Agreement or in any other Loan Document have been fully and completely complied with by Borrower to the date of such quarterly certificates.

(g)                     Prior to or at the execution of this Agreement and within thirty (30) days after the end of each calendar quarter, a current compliance certificate executed and certified to be true and complete by each Guarantor, certifying the compliance with the financial covenants of Guarantor set forth in the Guaranty.

(h)                     During construction of the Improvements, once each calendar quarter within forty five (45) days after the end of each calendar quarter, quarterly marketing and leasing reports containing such information as Lender requires, certified by an officer of Borrower to be true and correct to the best of such officer’s knowledge and belief.

(i)                         Following completion of the Improvements, issuance of the certificate of occupancy for the Improvements, and acceptance of possession of any portion of the Premises by tenants under leases approved by Lender, thereafter once each month within forty five (45) days after month end, unaudited monthly operating statements of the operations of the Project, prepared in accordance with Good Accounting Practices, which statements shall include a balance sheet and statement of income and expenses for the month then ended, together with a rent roll containing such information as Lender requires, in each case certified by an officer of Borrower to be true and correct to the best of such officer’s knowledge and belief.

Lender further reserves the right to require such other financial information of Borrower, any Guarantor, Manager, and/or the Project, in such form and at such other times (including monthly or more frequently) as Lender shall deem necessary, and Borrower agrees promptly to provide or to cause to be provided, such information to Lender. All financial statements must be in the form and detail as Lender may from time to time reasonably request.

4.34              Books and Records.  Borrower shall keep and maintain at all times at the Project’s offices, and upon Lender’s request shall make available at the Project, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the results of the operation of the Project, and copies of all written contracts, leases (if any), and other instruments which affect the Premises, which books, records, contracts, leases (if any) and other instruments shall be subject to examination and inspection at any reasonable time by Lender (upon reasonable advance notice, which for such purposes only may be given orally, except in the case of an emergency or following an Event of Default, in which case no advance notice shall be required), provided, however, if an Event of Default has occurred and is continuing, Borrower shall deliver to Lender upon written demand all books, records, contracts, leases and other instruments relating to the Project or its operation and Borrower authorizes Lender to obtain a credit report on Borrower at any time.

4.35              Management Agreement.  After execution of the Management Agreement, Borrower shall maintain the Management Agreement in full force and effect and timely perform all of Borrower’s obligations thereunder and enforce performance of all obligations of the Manager thereunder and not permit the termination, amendment or assignment of the Management Agreement unless the prior written consent of Lender is first obtained, which consent may be in the sole and absolute discretion of Lender. Borrower will enter and cause the Manager to enter into a Subordination Agreement in form and substance acceptable to Lender, subordinating the Management Agreement to the lien of the Deed of Trust. Borrower will not change the Manager or enter into any other management agreement without Lender’s prior written consent, which may be in the sole and absolute discretion of Lender.

4.36              Comply with Covenants and Laws.  Borrower shall comply, in all material respects, with all applicable covenants and restrictions of record and all laws, ordinances, rules and regulations and keep the Premises in compliance with all Governmental Requirements, including, without limitation, the Americans with Disabilities Act and regulations promulgated thereunder, and laws, ordinances, rules and regulations relating to zoning, health, building codes, setback requirements.

4.37              Assignment of Licenses and Permits.  Borrower shall not assign or transfer any of its interest in any licenses and permits pertaining to the Project, or assign, transfer, or remove or permit any other person to assign, transfer, or remove any records pertaining to the Project without Lender’s prior written consent, which consent may be granted or refused in Lender’s sole discretion.

4.38              Transfer of Ownership Interests.  Borrower shall not permit a change in the ownership interests in the Borrower (whether direct or indirect), unless the written consent of the Lender is first obtained, which consent may be granted or refused in Lender’s sole discretion; provided, however that a transfer of the limited partner interests of CMP Family Limited Partnership and Fairways Frisco, L.P. shall not require Lender’s consent; provided, further, that in any event, and notwithstanding any such transfer, the group comprising Guarantor shall at all times retain voting control and management of the development of the Project and the day to day operations and affairs of Borrower.

ARTICLE 5      PLANS AND SPECIFICATIONS

5.1                    Plans and Specifications.  If Borrower has not already done so, Borrower shall furnish to Lender for Lender’s approval (which approval shall be subject to such conditions and qualifications as Lender in its sole and absolute discretion may prescribe) the Plans and Specifications for construction of the Improvements, which include engineering plans, complete architectural plans, specifications and work drawings, projected costs and related information, site plans, any proposed plat dedications and any proposed development restrictions and conditions. Borrower shall also furnish Lender with a detailed listing of the Plans and Specifications and all requisite building permits authorizing construction of the Improvements. All Plans and Specifications and the Improvements constructed in accordance therewith must comply with all applicable restrictive covenants and Governmental Requirements and all standards and regulations of appropriate supervising boards of fire underwriters and similar agencies. The Plans and Specifications, as approved by Lender, shall not be modified or supplemented in any respect without the prior written approval of Lender pursuant to Section 5.2 hereof except as otherwise expressly permitted in Section 5.2 hereof.

5.2                    Changes in Plans.  All requests for approval of changes in the Plans and Specifications must be in writing, signed by Borrower, and shall be conditioned upon approval by Lender, which approval shall be subject to such conditions and qualifications as Lender in its sole and absolute discretion may prescribe. Notwithstanding the foregoing, Lender’s approval shall not be required if all of the following conditions are satisfied:

(a)                      Such changes do not have a material effect on the structural portions or the exterior appearance of the Improvements or the architectural design concept or functionality thereof;

(b)                     No one such change increases the cost of construction by more than $10,000;

(c)                      The aggregate of all of such changes does not increase the cost of construction by more than $25,000;

(d)                     such changes do not extend and are not likely to extend (in the judgment of Lender) the time for completion of the Project beyond the Completion Date; and

(e)                      At the end of each month Borrower submits to Lender copies of all change orders effecting such changes made in such month.

5.3                    Tenant Improvement Plans.  At Lender’s request, Borrower shall submit tenant improvement plans to Lender for Lender’s approval prior to commencing construction of the tenant improvements in question.

ARTICLE 6      DISBURSEMENTS OF LOAN PROCEEDS

6.1                    Disbursement Procedure.  Subject to the conditions set forth in Article 7 and the other provisions of this Agreement, disbursement of the proceeds of the Loan shall be made by Lender to Borrower in the offices of Lender or at such other place as Lender may designate from time to time in accordance with the following procedures:

(a)                      Request for Advance.  At such time as Borrower shall desire to obtain, subject to the requirements contained herein, a disbursement of any portion of the Loan proceeds, Borrower shall complete, execute and deliver to Lender a request for an advance in the form attached hereto as Exhibit C (a “Request for Advance”).

(b)                     Evidence of Progress of Construction.  The Request for Advance shall be accompanied by copies of all bills or statements for expenses for which the advance is requested and shall, upon the request of Lender, be accompanied by evidence in form and content satisfactory to Lender, including but not limited to certificates and affidavits of Borrower, the Architect, the Engineer, the Contractor or such other person as Lender may require, showing:

(i)                         the value of that portion of the Improvements completed at that time, as certified to by the Architect on AIA Form G-702 or such other form is reasonably acceptable to Lender;

(ii)                      that all lien waivers and releases have been received, and all outstanding claims for labor, materials and fixtures have been paid, and Borrower shall provide executed lien waivers to Lender substantially in the form attached hereto as Exhibit D executed by each contractor or subcontractor performing work or providing materials to be paid from such advance;

(iii)                   that there are no liens outstanding against the Premises, except for Lender’s lien and security interest evidenced by the Deed of Trust, other than inchoate liens for property taxes not yet due and mechanic’s and materialmen’s liens which are being contested as provided in Section 4.20 hereof;

(iv)                  that Borrower has performed all of its covenants, agreements and obligations to be performed by Borrower pursuant to this Agreement or any other Loan Document, as of the date thereof;

(v)                     that all construction prior to the date of the Request for Advance has been performed and completed in a good and workmanlike manner and in accordance with the Plans and Specifications;

(vi)                  that all Loan proceeds previously disbursed by Lender have been applied directly to the payment of Project Costs, as set forth in the Project Budget or otherwise as Lender shall have approved in writing;

(vii)               that all change orders in any amount whatsoever shall have been approved in writing by Lender, any surety and any Guarantor, except as provided in Section 5.2;

(viii)          in reasonable detail, any tangible personal property installed in or appurtenant to the Improvements, but not considered to be fixtures, and the value thereof;

(ix)                    that the amount of undisbursed Loan proceeds is sufficient to pay the cost of completing the Improvements in accordance with the Plans and Specifications;

(x)                       that the location of the Improvements will not encroach upon any adjoining properties or interfere with any easement;

(xi)                    that all of Borrower’s representations and warranties contained herein or in any other Loan Document remain true and correct as of the date of such advance;

(xii)                 that, if payments are to be made on account of materials or equipment not incorporated in the work but delivered and suitably stored on the Premises, or at some other location, Borrower has title to, and Lender has first priority lien against and security interest in, such materials or equipment and safeguards as required by Lender have been established to protect Lender’s interest therein; and

(xiii)              that neither the Premises nor the Improvements are the subject of any litigation which adversely affects or could adversely affect the title thereof or the validity or priority of the Deed of Trust or the right of the Borrower to construct the Improvements.

(c)                      Certificate of Inspecting Architect.  Each Request for Advance shall be accompanied by written certification from Lender’s Inspecting Architect indicating the status of construction, compliance with the Plans and Specifications, and approval of the disbursement request. Borrower shall pay all fees and expenses of such Inspecting Architect for monthly inspections, or more frequently if such inspections result from more frequent disbursement requests from Borrower.

(d)                     Continuation of Title Insurance Coverage.  Each Request for Advance shall, at the request of Lender, be accompanied by a satisfactory down date endorsement to the previously delivered Mortgagee Title Policy which endorsement shall (i) extend the effective date of the Mortgagee Title Policy to the date of advancement and show that since the effective date of the Policy (or the effective date of the last such endorsement, if any) there has been no change in the status of the title to the Premises and no new encumbrance thereon and (ii) state the amount of coverage then existing under the

Mortgagee Title Policy which shall be the total of all disbursements of the Loan including the disbursement which is made concurrently with the down date endorsement.

6.2                    Notice, Frequency and Dates of Disbursements.  The Request for Advance shall be submitted to Lender at least ten (10) business days prior to the date of the requested advance. Disbursements shall be made no more frequently than once per month and in amounts of not less than Twenty-Five Thousand Dollars ($25,000).

6.3                    Deposit of Funds Advanced.  Upon the request of Lender, Borrower shall immediately deposit all Loan proceeds advanced by Lender from time to time under this Agreement in a separate and exclusive account, to be withdrawn and used solely for the purposes permitted under the provisions of this Agreement, and shall promptly furnish Lender with evidence thereof.

6.4                    Advances to Contractor.  At its option Lender may make any or all advances of the Loan directly to Contractor for deposit in an appropriately designated special bank account and the execution of this Agreement by the Borrower shall, and hereby does, constitute an irrevocable direction and authorization to so advance the funds. No further direction or authorization from Borrower shall be necessary to warrant such direct advances to Contractor and all such advances shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the Deed of Trust and the other Loan Documents as fully as if made to Borrower, regardless of the disposition thereof by Contractor.

6.5                    Balancing of Loan and Borrower’s Deposit.

(a)                      For purposes of this Agreement the Loan shall be deemed to be “in balance” only at such time as Borrower has paid a sufficient amount of Project Costs from its own funds (after applying all of the Borrower’s Equity to the payment of Project Costs) so that the undisbursed portion of the Loan, together with projected Project Revenues as set forth in the Project Budget approved by Lender, and together with any Borrower’s Deposit which Lender is then holding, are sufficient to pay all Project Costs and any payments required on the Loan prior to the final maturity of the Loan. In the absence of clear and demonstrable error, any determination by Lender of whether the Loan is in balance shall be binding and conclusive for purposes of this Agreement. For purposes of determining whether the Loan is in balance, Lender may consider, among other things, whether the amounts allocated for each category of Project Costs in the Project Budget are sufficient and whether the timing of receipts and expenditures anticipated by Borrower are realistic and achievable. Also, for the purposes of determining whether the Loan is in balance, the amount remaining to be disbursed under the Loan shall be reduced by any portion of the Loan that Borrower is not entitled to borrow by virtue of Section 7.5 hereof.

(b)                     Within ten days after written notice from Lender to Borrower that the Loan is not in balance (which notice shall only be given after all of the Borrower’s Equity has been applied to the payment of Project Costs), Borrower shall deposit with Lender sufficient funds (“Borrower’s Deposit”) to bring the Loan in balance. Any Borrower’s Deposit will be held by Lender in a non-interest bearing account collaterally assigned to secure the Loan and will be disbursed by Lender to pay Project Costs pursuant to this Agreement, prior to the disbursement of any additional proceeds of the Loan. Upon the occurrence of an Event of Default under this Agreement, Lender may apply Borrower’s Deposit against the unpaid Debt evidenced by the Note, principal, accrued interest or attorney’s fees, in such order as Lender may determine. Upon the payment in full of the Loan and all other obligations of Borrower to Lender hereunder, Lender shall return the remaining balance of Borrower’s Deposit, if any, to Borrower.

(c)                      Borrower shall use all Project Revenues for payments of Project Costs and shall provide Lender with satisfactory evidence of such payments. To the extent Project Revenues are available, they will be used to pay Project Costs prior to the use of Loan proceeds or any Borrower’s Deposit. Project Revenues may not be distributed to partners or shareholders of Borrower, or used for anything other than Project Costs, prior to completion of the Improvements.

(d)                     Borrower shall provide Lender with draw request documents, satisfactory title endorsements and other information required hereunder with respect to funds used to pay Project Costs under subsections (b) and (c) above, on a monthly basis, as if such funds were disbursements of the Loan.

6.6                    Interest Reserve Account.

(a)                      The amount of the Loan was determined on the basis of the Borrower’s projection of the interest that will accrue on the disbursed principal of the Note during the construction phase of the Loan, which interest has been estimated not to exceed $415,000 (such amount being referred to as the “Interest Reserve Account”). Subject to the conditions set forth in this Article 6, Lender will disburse on the first day of each calendar month (regardless of whether Borrower submits a Request for Advance to Lender for a disbursement from the Interest Reserve to pay accrued interest on the Loan) a portion of the Loan sufficient to pay accrued interest then due and payable on the Note during the construction phase, and the amount thereof shall increase the principal outstanding under the Note and shall reduce the balance of the Interest Reserve Account.

(b)                     Under no circumstances shall any undisbursed proceeds of the Loan be disbursed to pay accrued interest thereon upon depletion of the balance of the Interest Reserve Account except at the sole discretion of Lender. In addition, Borrower may not reallocate funds to other line items of the Project Budget from the Interest Reserve line item of the Project Budget without Lender’s prior written consent.

(c)                      Borrower hereby agrees to apply Project Revenues to Project Costs actually incurred (but not to exceed the amount of Project Costs set forth in the Project Budget unless Lender approves such additional Projects Costs), including payment of interest on the Loan, regardless of the existence of any remaining balance of the Interest

Reserve. After the construction phase, Borrower may only request a disbursement from the Interest Reserve Account for accrued interest to the extent that Project Revenues (after payment of Project Costs as provided in the preceding sentence) are insufficient to pay accrued interest on the Loan. Notwithstanding anything to the contrary contained in this Section 6.6 or elsewhere in this Agreement, Lender shall have no obligation to disburse any portion of the Loan to pay accrued interest then due and payable on the Note to the extent that Project Revenues are available (after payment of Project Costs as provided above) for payment thereof. At its option, Lender may disburse on the first day of a calendar month (regardless of whether Borrower submits a Request for Advance to Lender for a disbursement from the Interest Reserve to pay accrued interest on the Loan) a portion of the Loan sufficient to pay accrued interest then due and payable on the Note after the construction phase, and the amount thereof shall increase the principal of the Note and shall reduce the balance of the Interest Reserve Account.

(d)                     In lieu of disbursing Loan proceeds to Borrower for payment of accrued interest as provided in subsections (a) and (c) above, Lender may handle such disbursement and payment by making appropriate entries on the books and records of Lender, whereupon a statement summarizing such entries shall be furnished to Borrower.

(e)                      In no event shall the amount of the Interest Reserve Account in any way limit or affect Borrower’s obligations to pay any interest due on the Loan and to the extent proceeds from the Interest Reserve Account are not disbursed for, or are insufficient for, such purpose, Borrower shall pay interest on the Loan with funds derived from sources other than the Loan.

6.7                    Tenant Improvements.  The amount of the Loan was determined on the basis of the Borrower’s projection of the cost of the tenant improvements that will be required in the Premises and the Project Budget includes allocations for the anticipated Project Costs for tenant improvements under each of the two existing leases and anticipated future leases (the “TI Allocation”). Disbursements of the Loan for Project Costs associated with tenant improvements will reduce the TI Allocation accordingly. Borrower may only request a disbursement of proceeds of the Loan for tenant improvements under a particular lease after Borrower has provided evidence satisfactory to Lender that there are sufficient funds in the TI Allocation to cover all Project Costs relating to the lease in question and all other unsatisfied tenant improvement costs under any other then existing leases. If Bank determines in its discretion that unadvanced funds remaining under the TI Allocation are not sufficient to cover all of the anticipated Project Costs attributable to tenant improvements, Bank may require Borrower to deposit amounts into the Borrower’s Deposit as provided in Section 6.5 to cover such deficiency.

6.8                    Parking.  The parking for the Project will initially be on a surface lot (the “Parking Land”) located to the east of the Land, which lot is currently owned by the City of Frisco, Texas (the “City”), and which is described in Exhibit C to the Exchange Agreement (as hereinafter defined). The Parking Land is presently owned by the City; however, Frisco Square B1-6F1-11, Ltd., a Texas limited partnership, an affiliate of Borrower (the “Parking Owner Affiliate”) has entered into that certain First Supplement to Frisco Square Development

Agreement, dated February 12, 2007, with the City (the “Exchange Agreement”), pursuant to which the Parking Owner Affiliate will swap a tract of land owned by the Parking Owner Affiliate, or its affiliate, in exchange for the Parking Land. Upon the consummation of the transaction contemplated by the Exchange Agreement, the Parking Owner Affiliate shall execute a parking agreement in form and substance acceptable to the City and Lender covering the Parking Land (the “Parking Agreement”), pursuant to which the Parking Owner Affiliate shall grant Borrower and the tenants and occupants of the Premises and their respective employees, customers, licensees and invitees the right to utilize the Parking Land for surface parking, as more particularly set forth herein. As of the date hereof, until the transactions contemplated by the Exchange Agreement close and the Parking Agreement is executed and filed of record in the Real Property Records of Collin County, Texas, upon completion the Project may not have sufficient dedicated parking rights to comply with applicable Governmental Requirements. Accordingly, Borrower hereby represents, warrants, covenants and agrees with Lender as follows:

(a)                      Borrower has delivered a true, correct and complete copy of the Exchange Agreement to Lender, the Exchange Agreement is in full force and effect, and there are no defaults presently existing under the Exchange Agreement.

(b)                     At such time as the Parking Owner Affiliate acquires the Parking Land, Borrower shall cause the Parking Owner Affiliate to execute the Parking Agreement and file the Parking Agreement of record in the Real Property Records of Collin County, Texas. The acquisition of the Parking Land by the Parking Owner Affiliate pursuant to the Exchange Agreement and the execution and recording of the Parking Agreement shall occur within ninety (90) days of the date of this Agreement. Notwithstanding anything to the contrary contained herein, the Parking Agreement shall provide that (i) sufficient parking shall be provided on the Parking Land at all times for the benefit of the Premises at no cost to the owner of the Premises, so that the Premises complies with all applicable Governmental Requirements pertaining to the required parking for the Project, (ii) the owner of the Project and the tenants and occupants of the Premises and their respective employees, customers, licensees and invitees shall have an easement over the Parking Land to use the parking on the Parking Land, (iii) the City shall have consented to and approved the form of the Parking Agreement, and confirmed that the Parking Agreement satisfies the parking requirement for the Project, and (iv) the Parking Agreement may not be amended or modified without the prior written approval of the owner of the Project and any mortgagee holding a first mortgage lien on the Project (including without limitation, Lender).

(c)                      The Parking Agreement shall provide that the Parking Owner Affiliate shall construct a multi-story parking garage on the Parking Land (the “Parking Garage”) within five (5) years after the acquisition of the Parking Land from the City, which Parking Garage may be utilized at no charge by the tenants and occupants of the Project and their employees, customers, licensees and invitees, as well as by the tenants and occupants of other buildings included within the Frisco Square Property, and their respective employees, customers, licensees and invitees. Notwithstanding anything to the contrary contained herein, the construction of the Parking Garage shall not (i) affect the rights of the owner of the Project and its tenants and occupants of the Project and their employees, customers, licensees and invitees to park on the Parking Land, except as required to facilitate construction of the Parking Garage, in which case, free public parking is and shall be available on the parking lot on the west side of Coleman Boulevard pursuant to the Exchange Agreement or (ii) result in any cost or expense to Borrower, Lender or any other owner of the Project. The failure to construct the Parking Garage shall not constitute a default under any lease of the Premises.

(d)                     Borrower and the Parking Owner Affiliate shall not modify or terminate the Parking Agreement without Lender’s prior written consent; and Borrower and the Parking Owner Affiliate will not enter into any other agreements relating to the Exchange Agreement, the Parking Garage, the Parking Land or otherwise relating to parking for the Project without Lender’s prior written consent.

6.9                    Funding Limit; Default.  Borrower acknowledges and agrees that Lender has agreed to close the Loan and fund Loan proceeds up to (but not in excess of) the Funding Limit, based on the Borrower’s representations that the Parking Owner Affiliate will acquire the Parking Land and that the Parking Agreement will be executed and filed of record within ninety (90) days of the date of this Agreement. Accordingly, Borrower agrees that (i) Lender shall not have any obligation to fund any proceeds of the Loan in excess of the Funding Limit until such time as (x) the Parking Owner Affiliate acquires the Parking Land and (y) Lender receives a copy of the Parking Agreement filed of record in the Real Property Records of Collin County, Texas, as required by the provisions of Section 6.8 hereof (the conditions set forth in clauses (x) and (y) are collectively called the “Additional Funding Conditions”) and (ii) the failure to satisfy the Additional Funding Conditions within ninety (90) days of the date of this Agreement, or such later date as Lender may agree in writing, shall constitute an Event of Default hereunder. Borrower further acknowledges and agrees that no proceeds of the Loan have been allocated to pay any costs relating to the Parking Garage.

6.10              Advances Do Not Constitute a Waiver.  No advance of Loan proceeds hereunder shall constitute a waiver of any of the conditions of Lender’s obligation to make further advances nor, in the event Borrower is unable to satisfy any such condition, shall any such advance have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default hereunder.

ARTICLE 7      CONDITIONS TO LOAN FUNDING

7.1                    Conditions Precedent to Initial Funding.  In addition to the conditions and requirements specified for all disbursements in Sections 7.2 and 7.6, the following shall be conditions precedent to Lender’s obligations to make the Initial Advance and any other funding or disbursal of the Loan proceeds:

(a)                      Due Execution and Recording of Loan Documents.  Borrower shall have delivered to Lender resolutions, consents, certificates, affidavits, legal opinions and other evidence, all as shall be satisfactory to Lender, that the Loan Documents have each been duly executed and constitute valid, binding documents, enforceable in accordance with their respective terms and have been filed or recorded, as appropriate, in all proper offices.

(b)                     Mortgagee Title Policy.  Except for the Initial Advance, Borrower shall have furnished Lender with the Mortgagee Title Policy.

(c)                      Insurance.  Borrower shall have obtained the insurance and delivered the certificates to Lender as required by Sections 4.2 and 4.3 above.

(d)                     Project Budget.  Lender shall have approved the Project Budget and all changes thereto.

(e)                      Final Plans and Specifications.  Lender shall have approved the final Plans and Specifications.

(f)                        Construction Contract and Other Construction Documents.  Lender shall have approved the Construction Contract and all other Construction Documents and all changes to any thereof.

(g)                     Construction Schedule. Lender shall have approved the construction schedule required by Section 4.10 and all changes thereto.

(h)                     Collateral Assignment of Contracts and Plans and Other Agreements.  Borrower shall have furnished Lender with an executed Collateral Assignment of Contracts and Plans and Other Agreements in the form required by Lender.

(i)                         Commencement of Construction.  Except for the Initial Advance, Lender shall have received the recorded Affidavit of Commencement of construction required by Section 4.13 and such other evidence regarding commencement of construction as is required by Lender pursuant to Section 4.12.

(j)                         Contractor/Lender Agreement.  Borrower shall have furnished Lender with a Contractor/Lender Agreement executed by Contractor in the form required by Lender.

(k)                      Design Professional/Lender Agreement.  Borrower shall have furnished Lender with a Design Professional/Lender Agreement executed by the Architect and any Engineer with whom Borrower has contracted in the form required by Lender.

(1)                      Appraisal.  Borrower shall have furnished Lender or paid Lender’s cost of obtaining an MAI appraisal of the Premises and the proposed Improvements by a licensed appraiser satisfactory to Lender, such appraisal to be in the form and amount satisfactory to Lender (the “Initial Appraisal”).

(m)                   Survey.  Borrower shall have furnished to Lender a certified plat of survey of the Premises made by a licensed surveyor or civil engineer satisfactory to Lender meeting the requirements contained in or attached to the Pre-Closing Document List funished Borrower by Lender with respect to the Loan.

(n)                     Zoning and Compliance With Laws.  Borrower shall have delivered to Lender evidence, in form satisfactory to Lender, that the Premises are zoned for the use for which the proposed Improvements are designed and are otherwise in compliance with all Governmental Requirements, including, if applicable, all provisions of environmental laws and platting statutes and ordinances.

(o)                     Utilities.  Borrower shall have furnished Lender with evidence satisfactory to Lender that all utilities (including such utilities as are necessary to secure a certificate of occupancy or equivalent) will in a timely manner be supplied to the Premises upon completion of construction, including commitment letters from the agencies or entities supplying such services.

(p)                     Permits.  Except for the Initial Advance, Borrower shall have furnished Lender (A) two complete and true copies of the building permits and any other permits, licenses or certificates which are required in connection with construction of the Improvements in accordance with the Plans and Specifications, issued by the appropriate Governmental Authorities, and (B) a verified statement that no proceedings of any kind are pending or threatened by any person, firm, corporation or public agency with respect to the revocation or suspension of any permits, licenses or certificates.

(q)                     Soils Report.  Borrower shall have furnished Lender a soils report, prepared by a licensed soil engineer, showing that the condition of the soil of the land is adequate to support the Improvements, which soils report shall have been approved by Lender.

(r)                        Leases.  Lender shall have received and approved all executed leases of any portion of the Premises (including without limitation, the Required Lease) and shall have received any SNDA required to be delivered pursuant to Section 4.25(c).

(s)                      Environmental Assessment.  Lender shall have received and approved a Phase 1 Environmental Site Assessment of the Premises.

(t)                        Balance Sheet.  Except for the Initial Advance, Borrower shall have furnished Lender a current balance sheet and income statement for Borrower, or Borrower’s parent company if a consolidated accounting format is used.

(u)                     Other Documents.  Borrower shall have delivered to Lender such other documents and certificates as were specified in any Pre-Closing Document List previously furnished to Borrower by Lender or Lender’s counsel and such other documents and certificates as Lender or Lender’s counsel may reasonably request.

(v)                     Commitment Fee.  Borrower shall have paid to Lender the commitment fee of $44,655 for the Loan.

(w)                   Borrower’s Equity.  Borrower shall have applied Borrower’s Equity to pay for Project Costs included in the Project Budget, and Borrower shall have furnished Lender with a schedule showing the payment of such funds for Project Costs and evidence of such payment.

(x)                       Texas Architectural Barriers Act.  Except for the Initial Advance, no disbursement shall be made by Lender until such time as Borrower has furnished to Lender a copy of the application to the Texas Department of Licensing and Regulation requesting a certification that the Plans and Specifications which are subject to Texas Rev. Civ. Stat. Ann. art. § 9102 and the regulations promulgated thereunder are in compliance with said statute and regulations or a certificate from said Department that the Improvements are not subject to Article § 9102.

(y)                     Financing Statement Search.  Borrower shall have delivered to Lender a financing statement search covering all owners of the Premises within the last five years.

(z)                       Exchange Agreement.  Borrower shall have delivered to Lender a fully executed copy of the Exchange Agreement.

7.2                    Conditions to Each Disbursement.  At no time and in no event shall Lender be obligated to disburse proceeds of the Loan:

(a)                      if any of the representations and warranties made by Borrower or Guarantor contained herein, in the Deed of Trust or in any other Loan Document shall no longer be true or, with respect to any such representations or warranties which may be limited to the knowledge of Borrower or Guarantor or any of their representatives, would no longer be true if all relevant facts and circumstances were known to Borrower and Guarantor and such representatives;

(b)                if Borrower or Guarantor shall have breached any covenant or other provision to be performed by Borrower or Guarantor in this Agreement, in the Deed of Trust or in any other Loan Document;

(c)                      in excess of the amount recommended by the Inspecting Architect;

(d)                     if the Project Costs requested in such disbursement shall be significantly different than as projected in the Project Budget and the reason for the difference shall not have been explained to Lender’s reasonable satisfaction;

(e)                      if any condition specified in Section 7.1 for the first disbursement has not been satisfied, even if Lender shall have elected to waive such condition for the first or any prior disbursement of Loan proceeds;

(f)                        if any event described in Section 7.6 hereof shall have occurred;

(g)                     if any Event of Default as described in Section 8.1 hereof shall have occurred;

(h)                     if Lender in its reasonable discretion is not satisfied that the construction of the Improvements will be completed on or before the Completion Deadline;

(i)                         If Borrower shall not have complied with the procedures and requirements of Section 6.1;

(j)                         if the Loan is not “in balance” as provided in Section 6.5 or if Borrower shall not have collaterally assigned any Borrower’s Deposit furnished to put the Loan in balance by executing an assignment satisfactory to Lender; or

(k)                      if the Premises shall have been damaged by fire or other casualty and Lender shall not have received insurance proceeds sufficient in the sole judgment of Lender to effect the restoration of the Improvements in accordance with the Plans and Specifications and to permit the completion of the Improvements on or before the Completion Deadline set forth herein.

In addition to the foregoing, Lender shall not be obligated to fund any portion of the Loan in excess of the Funding Limit unless and until all of the Additional Funding Conditions are satisfied.

7.3                    Retainage and Final Disbursement.  Ten percent (10%) of each Loan disbursement for costs of construction of the Improvements shall be withheld by Lender, which ten percent (10%) shall be disbursed only upon compliance with the following requirements (in addition to the requirements for all other disbursements):

(a)                      receipt by Lender of satisfactory evidence of the completion of the Improvements in accordance with Plans and Specifications and approval of such completion by Governmental Authorities having jurisdiction and by the Inspecting Architect;

(b)                     receipt by Lender of a satisfactory “as-built” blueprint or survey reflecting the location of the Improvements on the Land in accordance with the Plans and Specifications;

(c)                      receipt by Lender of either (i) lien waivers and releases from all contractors, subcontractors, laborers and materialmen employed in furnishing labor or materials in connection with the construction of the Improvements substantially in the form attached hereto as Exhibit E; and (ii) an endorsement to the Mortgagee Title Policy with no exception with respect to liens arising by reason of unpaid bills or claims for work performed or materials furnished in connection with the Improvements or to remove any such exception from the Mortgagee Title Policy covering the Premises previously issued to Lender;

(d)                     receipt by Lender of evidence that the all-risk insurance covering the Improvements required by Section 4.2(b) is in full force and effect;

(e)                      a period of thirty days shall have elapsed after the later of (i) the date of completion of construction of the Improvements or (ii) the date of filing with the County Clerk of the county where the Land is located of an Affidavit and Certificate of Completion by Borrower in the form attached hereto as Exhibit F and otherwise meeting the requirements of § 53.106 of the Texas Property Code, provided that a copy of the affidavit is sent to the parties and within the time periods required by § 53.106; and

(f)                        receipt by Lender of such other certificates, assurances and opinions as Lender shall reasonably require.

7.4                    Advances of Interest.  Notwithstanding anything to the contrary contained in Section 6.6 or elsewhere in this Agreement, Lender shall have no obligation to disburse any portion of the Loan to pay accrued interest then due and payable on the Note to the extent that Project Revenues are available, after application of the same to the normal operating expenses of the Premises, for payment thereof. Borrower hereby agrees to apply all such Project Revenues to payment of accrued interest due and payable on the Note to the full extent that such Project Revenues are not exhausted by payment of normal operating expenses of the Premises, regardless of the existence of any remaining balance of the Interest Reserve Account.

7.5                    Funding Limit.  No portion of the Loan proceeds shall be advanced in excess of the Funding Limit unless and until all of the Additional Funding Conditions have been satisfied.

7.6                    Termination of Lender’s Funding Obligations.  Notwithstanding anything to the contrary herein contained, Lender shall be excused from the obligation to make any further advances of proceeds of the Loan, including advances for interest accrued on the Note, if:

(a)                      the first disbursement of Loan proceeds shall not take place on or before the Commencement Deadline for any reason other than Lender’s breach of this Agreement;

(b)                     prior to the Commencement Deadline (i) Borrower shall not have obtained all governmental approvals, including curb cut and access to all adjoining public streets and ways, required for the construction of the Improvements or (ii) Borrower shall not have delivered all items then required by Section 7.1;

(c)                      the Improvements shall be materially damaged or destroyed (i) as a result of the negligence or willful misconduct of Borrower or anyone acting for Borrower, (ii) by any cause that is not fully covered by insurance maintained by Borrower in accordance with the requirements of this Agreement and the Deed of Trust or other funds available to Borrower acceptable to Lender other than the Loan, (iii) by any cause that is fully covered by such insurance, but after which Borrower shall not have commenced the repair of such damage or destruction within sixty days from the occurrence thereof or shall not have diligently pursued such repair to completion in a good and workmanlike manner; or

(d)                     after commencement of construction of the Improvements, for any reason Borrower shall fail to cause such construction to continue without any significant interruption, except an unavoidable interruption caused by damage to or the destruction of the Improvements by fire or other casualty or other events of force majeure.

ARTICLE 8      DEFAULTS AND REMEDIES

8.1                    Event of Default.  An “Event of Default” shall be deemed to have occurred hereunder if:

(a)                      Default Under Loan Documents.  Any default or event of default occurs under any of the Loan Documents, including without limitation, the Guaranty (taking into account any applicable grace periods expressly provided therein); or

(b)                     Failure to Obtain an Advance.  Borrower is unable to satisfy all conditions to its right to receive any advance hereunder needed for Project Costs then due and unpaid within fifteen days after such Project Costs first became due; or

(c)                      Breach of Covenant.  (i) Borrower or Guarantor shall fail, refuse, or neglect to pay, in full, any installment or portion of the indebtedness evidenced by the Loan Documents within five (5) days after the same shall become due and payable, whether at the due date thereof stipulated in the Loan Documents, upon acceleration or otherwise; or (ii) Borrower or Guarantor fails to timely submit any certificate of compliance, report or other item required under Section 4.33, if such failure continues for five (5) days after Borrower is sent written notice and demand for the same; or (iii) Borrower or Guarantor breaches or fails timely and properly to observe, keep or perform any other covenant, agreement, warranty or condition herein required to be observed, kept or performed, other than those referred to in any other subsection of this Section 8.1, if such failure continues for 30 days after Borrower is sent written notice and demand for the performance of such covenant, agreement, warranty or condition; unless Borrower commences such cure within such 30 day period and thereafter diligently and continuously prosecutes such cure to completion within no later than 60 days after such notice from Lender; or

(d)                     Breach of Representation.  Any representation made to Lender herein or in any other Loan Documents is false or misleading in any material respect; or

(e)                      Filing of Liens Against the Premises.  Any lien for labor, material, taxes or otherwise shall be filed against the Premises and shall not be removed within twenty days after such filing, except for any lien being contested as provided in Section 4.20 hereof or any lien which is bonded around in accordance with the requirements set forth in Tex. Property Code §§ 53.171 et. seq. to the satisfaction of Lender; or

(f)                        Litigation Against Borrower; Judgments.  (i) Any action, suit or proceeding against or affecting Borrower or any one of the Guarantors under the Guaranty or the Premises, or involving the validity or enforceability of the Loan Documents or the priority of the liens created thereby, at law or in equity, or before any Governmental Authority, which in the reasonable judgment of Lender, impairs or would impair its interest in a substantial portion of the Premises, the enforceability of the Loan Documents or Lender’s ability to collect the Debt evidenced by the Loan Documents when due; or (ii) any final judgment for the payment of money shall be rendered against Borrower or any one of the Guarantors and the same shall remain unstayed or undischarged for a period of 30 days; or

(g)                     Levy Upon the Premises.  A levy be made under any process on, or a receiver be appointed for, the Premises or any other property of Borrower or any Guarantor; or

(h)                     Acceleration of Other Debts.  Borrower or any Guarantor does, or omits to do, any act, or any event occurs, as a result of which any material obligation of Borrower or such Guarantor, not arising hereunder, may be declared immediately due and payable by the holder thereof; or

(i)                         Noncompliance with Laws.  The Improvements are not constructed in compliance with all governmental use and building restrictions, laws, statutes, and ordinances and regulations of appropriate supervising boards of fire underwriters and similar agencies; or

(j)                         Deviation from Plans and Specifications.  There is any substantial deviation in construction of the Improvements from the Plans and Specifications without the prior written approval of Lender, or there is incorporated in the Improvements any substantially defective workmanship or materials, which deviation or defect is not commenced to be corrected within ten days after written notice thereof and such correction diligently continued to its conclusion within thirty (30) days after written notice from Lender; or

(k)                      Encroachments.  There appears on any survey required hereunder encroachments which have occurred without the approval of Lender and which Borrower fails to commence to remove or correct within ten days after Borrower is notified thereof or fails to pursue such removal or correction diligently to its conclusion; or

(l)                         Cessation of Work.  There occurs cessation of the work of construction prior to completion of the Improvements for a continuous period of ten days or more for causes other than those beyond the control of Borrower or consented to in writing by Lender; or

(m)                   Injunction.  Any person obtains an order or decree in any court of competent jurisdiction enjoining the construction of the Improvements or enjoining or prohibiting Borrower or Lender from performing this Agreement, and such proceedings are not properly contested or such decree is not vacated within sixty days after the granting thereof; or

(n)                     Lapse of Permit.  Borrower neglects, fails, or refuses to keep in full force and effect any required permit or approval with respect to the construction of the Improvements and such permit or approval is not reinstated within 30 days; or

(o)                     Change of Ownership.  There is any change in the ownership interests in the Borrower (whether direct or indirect), unless the written consent of the Lender is first obtained, which consent, may be granted or refused in Lender’s sole discretion; provided, however that a transfer of the limited partner interests expressly permitted pursuant to Section 4.38 hereof of shall not require Lender’s consent or constitute an Event of Default hereunder; or

(p)                     Management Agreement.  Once executed, the Management Agreement shall be terminated without the prior written approval of Lender; or

(q)                     Material Adverse Change.  There shall occur any materially adverse change in the financial condition or prospects of Borrower or any Guarantor, or the existence of any other condition which, in Lender’s reasonable determination, constitutes a material impairment of any such person’s ability to operate the Project or of such person’s ability to perform their respective obligations under the Loan Documents, and if such condition is capable of being cured, is not remedied within thirty (30) days after written notice; or

(r)                        Borrower’s Deposit.  Borrower fails to make a Borrower’s Deposit upon the written request of Lender within the time period required under this Agreement; or

(s)                      Required Lease.  Borrower defaults in the performance of its obligations under the Required Lease; or

(t)                        Change in Control.  Any Change in Control shall occur; or

(u)                     Debt Coverage Ratio.  If the Debt Coverage Ratio falls below 1.25:1.0 during the Extension Period, unless the Debt Coverage Ratio is increased (by Borrower making a prepayment of principal or otherwise) to at least 1.25:1.0 within forty-five (45) after Borrower’s receipt of written notice from Lender that the Debt Coverage Ratio is not in compliance; or

(v)                     Additional Funding Conditions.  The failure to satisfy the Additional Funding Conditions within ninety (90) days of the date of this Agreement, or such later date as Lender may agree in writing.

8.2                    Remedies.  Upon the occurrence of any one or more of the Events of Default set out in Section 8.1 hereof, Lender shall at its option be entitled to proceed to exercise any of the following remedies:

(a)                      Borrower agrees that the occurrence of such Event of Default shall constitute a default under each of the Loan Documents, thereby entitling Lender (i) to exercise any of the various remedies therein provided including the acceleration of the Debt evidenced by the Note and the foreclosure of the Deed of Trust and (ii) cumulatively to exercise all other rights, options and privileges provided by law.

(b)                     Lender shall have the right:

(i)                         to take whatever action is necessary or appropriate by the use of legal proceedings or otherwise (A) to cause Borrower to vacate the Premises and (B) to take possession of the Premises;

(ii)                      to perform or cause to be performed any and all work and labor necessary to complete the Improvements in accordance with Plans and Specifications;

(iii)                   to employ security watchmen at Borrower’s expense to protect the Premises; and

(iv)                  to disburse that portion of the Loan proceeds not previously disbursed (including any retainage) and any Borrower’s Deposit to the extent Lender considers necessary to complete construction of the Improvements in accordance with the Plans and Specifications, and if the completion requires a larger sum than any Borrower’s Deposit held by Lender and the remaining undisbursed portion of the Loan, to disburse such additional funds, all of which funds so disbursed by Lender shall be deemed to have been disbursed to Borrower and shall be secured by the Deed of Trust and the other Loan Documents. For this purpose, Borrower agrees that Lender shall be entitled to take any action necessary or helpful to complete the construction of the Improvements, including but not limited to the following: to use any funds of Borrower including any Borrower’s Deposit and any balance which may be held in escrow and any Loan or other funds which may remain unadvanced hereunder for the purpose of completing the Improvements substantially in accordance with the Plans and Specifications; to make such additions and changes and corrections in the Plans and Specifications which Lender shall consider necessary or desirable to complete the Improvements in substantially the manner contemplated by the Plans and Specifications; to employ such contractors, subcontractors, agents, architects and inspectors as Lender shall consider necessary or appropriate for such purposes; to pay, settle or compromise all existing or future bills and claims which are or may be liens against the Premises or as Lender considers necessary or desirable for the completion of the Improvements or the clearance of title to the Premises; to execute any applications and certificates which may be required by any construction contract and to do any and every act with respect to the construction of the Improvements which Borrower may do itself. It is understood and agreed that Lender’s rights to take any action necessary or helpful to complete construction shall be deemed to be a power coupled with an interest which cannot be revoked by death or otherwise. Such rights shall also include the power to prosecute and defend all actions or proceedings in connection with the construction of the Improvements. In accordance therewith Borrower hereby grants and assigns to Lender a lien against and security interest in, and the rights to hold and use, any and all sums which may have from time to time have been advanced hereunder, and any retainage and Borrower’s Deposit hereunder, and any other sums in held from time to time in escrow hereunder, for the completion of the Improvements. LENDER SHALL HAVE NO OBLIGATION TO UNDERTAKE ANY OF THE FOREGOING ACTIONS AND IF LENDER SHALL DO SO, IT SHALL HAVE NO LIABILITY TO BORROWER (EVEN IF LENDER IS NEGLIGENT) FOR THE SUFFICIENCY OR ADEQUACY OF ANY SUCH ACTIONS TAKEN BY LENDER.

(c)                      Lender may declare all indebtedness secured by the Deed of Trust immediately due and payable, and thereupon Lender shall be released from all obligations to Borrower under this Agreement.

(d)                     Lender shall have the right at any time and from time to time, without notice to Borrower (any such notice being expressly waived), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and any other indebtedness at any time owing by Lender to or for the credit or the account of Borrower, against any and all of the indebtedness of Borrower evidenced by the Note or secured by the Deed of Trust, irrespective of whether or not Lender shall have made any demand under this Agreement or the Note and although such indebtedness may be unmatured. Lender agrees to notify Borrower promptly after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this subsection are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Lender may have under the Note or the other Loan Documents or otherwise.

ARTICLE 9      EXTENSIONS; PRINCIPAL PAYMENTS; INTEREST RATE REDUCTION

9.1                    Extension.  Borrower shall have the right and option to extend the Maturity Date one (1) time for a period of twelve (12) months (the “Extension Period”) to March 8, 2010, such extension being subject to the conditions that:

(a)                      Construction of the Improvements shall have been completed in substantial accordance with the Plans and Specifications, all bills and invoices in connection with such work shall have been paid in full, and Borrower shall have delivered to Lender final lien waivers and releases for all work performed in connection with such work.

(b)                     All certificates of occupancy for the building and all occupied tenant spaces within the Project shall have been issued and remain in full force and effect.

(c)                      The Project has achieved and maintained a Debt Coverage Ratio of not less than 1.25:1.0 for the three (3) month period immediately preceding the commencement of the Extension Period.

(d)                     There shall have been no material adverse change in the condition of the Premises or in the financial condition of Borrower or any Guarantor since the date of this Agreement.

(e)                      On the date of such written notice and on the date of commencement of the Extension Period, there shall exist no Event of Default or Default under this Agreement.

(f)                        Borrower shall have notified Lender in writing of its exercise of the extension of the Maturity Date at least thirty (30) days prior to the commencement of the Extension Period.

(g)                     On or before the commencement of the Extension Period, Borrower shall have paid to Lender a fee in the amount of $22,222.50.

(h)                     Lender, at Lender’s option, and at Borrower’s expense, shall have the right to require a new MAI appraisal of the Project complying with the requirements of Section 4.22 hereof, which appraisal shall show that the Loan-To-Value Ratio does not exceed seventy-five percent (75%) and that the Net Operating Income from the Project is sufficient to continue to maintain a Debt Coverage Ratio of not less than 1.25:1.0.

(i)                         Upon such extension, Borrower and Guarantors shall have executed such documents as Lender deems reasonably appropriate to evidence such extensions.

(j)                         Borrower shall maintain a Debt Coverage Ratio of not less than 1.25:1.0 during the entire Extension Period.

9.2                    Principal Payments.  In the event that the Maturity Date is extended as provided in Section 9.1 above, Borrower shall commence making monthly principal payments on the outstanding principal balance of the Note in a monthly amount equal to l/12th of the aggregate principal payable during the first twelve (12) months of a principal amortization schedule which would fully amortize the outstanding principal balance of the Loan, at an assumed interest rate equal to the actual rate of interest in effect under the Note as of the commencement of the Extension Period, over a level mortgage amortization schedule of three hundred (300) equal monthly payments of principal and interest. Said installments of principal shall commence on the tenth (10th) day of the first month after the commencement of the Extension Period, and shall be due and payable each month thereafter on the same dates as, and in addition to, accrued interest due each month during the Extension Period. All accrued and unpaid interest and unpaid principal shall be due and payable on the expiration of the Extension Period. Any determination by Lender of the amount of principal payments to be made by Borrower pursuant to this Section 9.2 will, absent manifest error, be conclusive and binding upon Borrower.

ARTICLE 10      GENERAL CONDITIONS

10.1              Rights of Third Parties.  All conditions to the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender and its successors and assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will make advances or refuse to make advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so. In particular, Lender makes no representations and assumes no duties or obligations as to third parties concerning the quality of the construction by Borrower of the Improvements or the absence therefrom of defects. Failure to inspect the construction of the Improvements or any part thereof or inspection not followed by notice of default shall not constitute a waiver of any of Lender’s rights hereunder nor shall it constitute a representation that there has been compliance with the Plans and Specifications or that the construction of the Improvements is free from defective materials or workmanship. In this connection Borrower agrees to and shall indemnify Lender (EVEN IF LENDER IS NEGLIGENT) from any liability, claims or losses resulting from the disbursement of the Loan proceeds or from the condition of the Premises whether related to the quality of construction or otherwise and whether arising during or after the term of the Loan. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

10.2              Waivers.  No waiver of or consent to any departure from any provision hereof shall be effective unless in writing and signed by Lender and shall be effective only in the specific instance for the purpose for which given and to the extent specified in such writing. No advance of Loan proceeds hereunder shall constitute a waiver of any of the conditions to

Lender’s obligation to make further advances nor, in the event Borrower fails to satisfy any such condition, shall any advance have the effect of precluding Lender from thereafter declaring such failure to be an Event of Default. No waiver of any Event of Default hereunder shall affect or constitute a waiver of any later Event of Default. No delay or omission of Lender to exercise any right or remedy upon the happening of any Event of Default shall impair any such right or remedy or be deemed to be a waiver of such Event of Default.

10.3              Evidence of Satisfaction of Conditions.  Any condition of this Agreement which requires the submission of evidence of the existence or nonexistence of a specified fact or facts implies as a condition the existence or nonexistence, as the case may be, of such fact or facts, and Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or nonexistence.

10.4              Assignment by Borrower.  Anything to the contrary herein notwithstanding, Borrower shall have no right to assign its rights hereunder or the proceeds of the Loan without the written consent of Lender and any such assignment or purported assignment shall, at Lender’s option, relieve Lender from all further obligations hereunder and shall constitute an Event of Default under this Agreement.

10.5              Successors and Assigns Included in Parties.  Whenever in this Agreement one of the parties to this Agreement is named or referred to, the heirs, legal representatives, successors and assigns of such party shall be included and all covenants and agreements contained in this Agreement by or on behalf of the Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not.

10.6              Exercise of Rights and Remedies.  All rights and remedies of Lender hereunder or under the Note or under the Deed of Trust or under any other Loan Document shall be separate, distinct and cumulative and no single, partial or full exercise of any right or remedy shall exhaust the same or preclude Lender from thereafter exercising in full or in part the same right or remedy or from concurrently or thereafter exercising any other right or remedy which Lender may have hereunder, under the Note or Deed of Trust or any other Loan Document, or at law or in equity, and each and every such right and remedy may be exercised at any time or from time to time.

10.7              Headings.  The headings of the sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

10.8              Supplement to Deed of Trust.  This Agreement is not intended to supersede the Deed of Trust but shall be construed as supplemental thereto. In the event of any inconsistency between the provisions hereof and the Deed of Trust, it is intended that, during the applicability of this Agreement, this Agreement shall be controlling.

10.9              Usury.  It is the intent of Lender and Borrower in the execution of the Note, this Agreement and all other instruments now or hereafter securing the Note or executed in connection therewith or under any other written or oral agreement by Borrower in favor of Lender to contract in strict compliance with applicable usury law. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in the Note, this Agreement or any other instrument securing the Note or executed in connection herewith, or in any other written or oral agreement by Borrower in favor of Lender, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; neither Borrower nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of the Note or the other indebtedness secured by the Loan Documents shall ever be obligated or required to pay interest on the Note or on indebtedness arising under any instrument securing the Note or executed in connection therewith, or in any other written or oral agreement by Borrower in favor of Lender, at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this Section shall control over all other provisions of the Note, this Agreement and any other instruments now or hereafter securing the Note or executed in connection herewith or any other oral or written agreements which may be in apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Note is accelerated. If the maturity of the Note shall be accelerated for any reason or if the principal of the Note is paid prior to the end of the term of the Note, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the applicable maximum lawful rate, Lender shall, at its option, either refund to Borrower the amount of such excess or credit the amount of such excess against the principal balance of the Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Lender shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest and which would increase the effective interest rate on the Note or the other indebtedness secured by the Loan Documents to a rate in excess of that permitted to be charged by applicable law, all such amounts determined to constitute interest in excess of the lawful rate shall, following such determination, at the option of Lender, be either immediately returned to Borrower or credited against the principal balance of the Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. If Lender shall not actually receive, but shall contract for, request or demand, a payment of money (or anything else) which is determined to constitute interest and which would increase the effective interest rate contracted for or charged on the Note or the other indebtedness secured by the Loan Documents to a rate in excess of that permitted by applicable law, Lender shall be entitled, following such determination, to waive or rescind the contractual claim, request or demand for the amount determined to constitute interest in excess of the lawful rate, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Agreement, Borrower acknowledges that it believes the Loan to be non-usurious and agrees that if, at any time, Borrower should have reason to believe, that the Loan is in fact usurious, it will give Lender notice of such condition and Borrower agrees that Lender shall have ninety days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term “applicable law” as used in this Section shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

10.10           Invalid Provisions to Affect No Others.  If fulfillment of any provision hereof or any transaction related to the Loan at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

10.11           Number and Gender.  Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

10.12             Amendments.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

10.13           Notice.  Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, addressed as follows:

To Lender:

Compass Bank
8080 N. Central Expressway, Suite 370
Dallas, Texas 75206
Attention: Commercial Real Estate Lending, Craig Davis

With a copy to:

Thompson & Knight L.L.P.
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201
Attention: Mark M. Sloan

To Borrower:

16250 Dallas Parkway, Suite 102
Dallas, Texas 75248
Attention: Cathy R. Sweeney

With a copy to:

Winstead Sechrest & Minick P.C.
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas 75270
Attention: William R. Weinberg

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.

10.14           Legal Proceedings.  Lender shall have the right to commence, appear in, or to defend any action or proceeding purporting to affect the rights or duties of the parties hereunder or the payment of any funds, and in connection therewith pay necessary expenses, employ counsel and pay its reasonable fees. Any such expenditures shall be considered additional advances hereunder, shall bear interest at the rate payable under the Note for past due payments, shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.

10.15           Assignment by Lender.  Lender shall have the right to assign any portion of this Agreement and the Loan to an institutional lender and to disseminate to such lender any information it has pertaining to the Loan, including without limitation, complete and current credit information on Borrower, any of its principals and any Guarantor. In the event of such an assignment, Borrower shall agree to such modifications to this Agreement as will facilitate such assignment, provided that such modifications will not materially add to the obligations of Borrower. It is understood that any assignment by Lender will not result in additional cash expense to Borrower. Neither the shareholders, nor the trustees of a real estate investment trust assignee shall be personally liable for the obligations of such trust and Borrower shall look solely to the trust property for the payment of any claim hereunder.

10.16           Lender Not a Joint Venturer.  Notwithstanding anything to the contrary herein contained, Lender, by entering into this Agreement or by any action taken pursuant to this Agreement, will not be deemed a partner or joint venturer with Borrower, and Borrower shall indemnify and hold Lender harmless from any and all damages resulting from such a construction of the parties and their relationship.

10.17           Survival of Covenants.  All covenants of either party contained herein shall continue and survive until the Loan has been fully paid and discharged.

10.18           Time Is of the Essence.  Time is of the essence of this Agreement.

10.19           Loan Participation.  Borrower acknowledges and agrees that Lender may, from time to time, sell or offer to sell interests in the Loan and Loan Documents to one or more participants. Borrower authorizes Lender to disseminate to such participant or prospective participant, any information it has pertaining to the Loan, including without limitation, complete and current credit information on the Borrower, any of its principals and any Guarantor.

10.20           Counterparts.  To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

10.21            Waiver of Jury Trial.  BORROWER AND LENDER, BY ACCEPTANCE OF THIS AGREEMENT, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS. Nothing in this section shall prevent or prohibit Borrower from instituting or maintaining a separate action against Lender with respect to any asserted claim.

10.22             Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS’ PRINCIPLES OF CONFLICTS OF LAW) AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS (AND ANY COUNTY IN TEXAS WHERE ANY PORTION OF THE PREMISES IS LOCATED) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, AND BORROWER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS (AND SUCH OTHER COUNTY IN TEXAS) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

IN WITNESS WHEREOF, this Agreement is executed by the undersigned as of March 8, 2007.

BORROWER:

FRISCO SQUARE F1-1, LTD., a Texas limited partnership

By:	Fairways FS F1-1, LLC, a Texas limited liability company, its General Partner

	By:	/s/ Cathy R. Sweeney
	Name:	Cathy R. Sweeney
	Title:	Manager

LENDER:

COMPASS BANK

By:
Name:
Title:

[Signature Page to Construction Loan Agreement]

IN WITNESS WHEREOF, this Agreement is executed by the undersigned as of March 8, 2007.

BORROWER:

FRISCO SQUARE F1-1, LTD., a Texas limited partnership

By:	Fairways FS F1-1, LLC, a Texas limited liability company, its General Partner

By:
Name:
Title:

LENDER:

COMPASS BANK

By:	/s/ Craig Davis
	Name:	Craig Davis
	Title:	Vice President

[Signature Page to Construction Loan Agreement]

Schedule 1

CMP Family Limited Partnership v. Fairways Frisco, Ltd., et. al., Case No. 06-03384 in the 192nd Judicial District Court of Dallas County, Texas.

Exhibit A
LEGAL DESCRIPTION

Lot 1, Block Fl of FRISCO SQUARE PHASE 2, an addition to the City of Frisco, as recorded in Cabinet P, Page 724, Deed Records, Collin County, Texas.

Exhibit B
PROJECT BUDGET

Frisco Square
Project Budget

	Total Cost	Per SF
Land	$705,600	$34.46
Hard Costs			Units =	105
Buildings & Site	6,841,649	108.88	Square Feet =	20,473
Tenant Finish	1,352,580	21.53
Contingency	183,723	2.92	Acres =	0.00
Subtotal	$8,377,952	$133.33

Soft Costs
A&E	$387,316	$6.16	retail & office	62836
Taxes	86,700	$1.38
Legal	50,000	$0.80
Title & Closing	67,450	$1.07
Financing Fees	197,660	$3.15
Marketing/Advertising	30,388	$0.48
Leasing Commissions	555,386	$8.84
Development Fee	187,011	$2.98
Contingency	50,646	$0.81
Interest Carry	415,000	$6.60
Subtotal	$2,027,557	$32.27
Total Project Cost	$11,111,109	$176.83
Equity (20%)	$2,222,109	$35.36
Loan Amount	$8,889,000	$141.46